SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STARWOOD HOTELS & RESORTS
WORLDWIDE, INC.	STARWOOD HOTELS & RESORTS
(EXACT NAME OF REGISTRANT	(EXACT NAME OF REGISTRANT
AS SPECIFIED IN ITS CHARTER)	AS SPECIFIED IN ITS CHARTER)

MARYLAND	MARYLAND
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

52-1193298	52-0901263
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

1111 WESTCHESTER AVENUE
WHITE PLAINS, NEW YORK 10604
(ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

1999 ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES
(FULL TITLE OF PLAN)

KENNETH S. SIEGEL, ESQ.
EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND SECRETARY
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
1111 WESTCHESTER AVENUE
WHITE PLAINS, NEW YORK 10604
(914) 640-8100
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
AGENT FOR SERVICE)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Share	Price	Registration Fee

Common Stock, par value $0.01 per share, of Starwood Hotels & Resorts Worldwide, Inc. (the “Corporation” and such shares (including the attached Preferred Stock Purchase Rights) and Class B shares of Beneficial Interest, par value $0.01 per share, of Starwood Hotels & Resorts (the “Trust”) which are attached and trade together as “Shares.”	303,344	$34.13 (2)	$10,353,130.72	$837.57

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Shares as may be issued to prevent dilution of the Shares covered hereby resulting from stock splits, stock dividends or similar transactions.

(2)	Computed in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of the Shares as reported on the New York Stock Exchange on December 17, 2003.

EXPLANATORY STATEMENT

     The Registrant has filed this registration statement on Form S-8 to register 303,344 Shares pursuant to the 1999 Annual Incentive Plan for Certain Executives (the “Plan”).

     This Form S-8 also includes a reoffer prospectus prepared in accordance with Part I of From S-3 under the Securities Act. The reoffer prospectus may be utilized for reofferings and resales on a continuous or delayed basis in the future of up to 278,832 Shares that constitute “control securities” which are issuable after the filing of this registrations statement pursuant to the Plan and 24,512 Shares which also constitute “restricted securities” which have been issued pursuant to the Plan prior to the filing of this registration statement. The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Statements contained in the reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

303,344 SHARES

     Certain of our employees, all of whom are named in this prospectus (the “Selling Stockholders”), may offer and sell from time to time, for their own accounts, up to 303,344 Shares they acquired or may in the future acquire in connection with the conversion of stock units granted under the Plan. The Selling Stockholders are current or former executives of Starwood Hotels & Resorts Worldwide, Inc. (the “Company”). We will not receive any of the proceeds from the sale of the Shares.

     The Shares are “control securities” and/or “restricted securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the Shares under the Securities Act to allow for future sales by Selling Stockholders, on a continuous or delayed basis, to the public without restriction. Each Selling Stockholder that sells Shares pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Selling Stockholders may sell their Shares from time to time in one or more transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. We will bear all expenses in connection with preparation of this prospectus but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that stockholder.

     The Shares are listed on the NYSE. On December 17, 2003, the closing price of the Shares, as reported by the NYSE, was $34.26.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is December 19, 2003.

     You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD LOOKING STATEMENTS
THE COMPANY
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
EXPERTS
SIGNATURES
EX-5.1
EX-23.2

WHERE YOU CAN FIND MORE INFORMATION

     We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC. You may read and copy any of these filed documents at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     In addition, we maintain a web site at http://www.starwood.com, at which you can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We make those filings available on our web site as soon as practicable.

INCORPORATION BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this reoffer prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2002 (the “2002 Annual Report”);

(2)	The Form 10-K/A (Amendment No. 1) to the 2002 Annual Report;

(3)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

(4)	Our Current Reports on Form 8-K dated January 30, 2003, April 29, 2003, May 6, 2003, May 9, 2003, June 12, 2003, July 7, 2003, July 24, 2003, October 30, 2003;

(5)	The descriptions of the Shares contained in the Registration Statements on Form 8-A filed with the SEC on October 3, 1986, January 4, 1999 and March 15, 1999, and all amendments or reports filed by us with the SEC for the purpose of updating such descriptions; and

(6)	The description of the Series A Junior Participating Preferred Stock and related rights contained in the Registration Statement on Form 8-A filed with the SEC on March 15, 1999, and all amendments or reports filed by us with the SEC for the purpose of updating such descriptions.

     You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Attention: Corporate Secretary
Telephone Number: (914) 640-8100

FORWARD LOOKING STATEMENTS

     Statements included or incorporated by reference in this reoffer prospectus that use the words “believe”, “anticipate”, “estimate”, “target”, or “hope”, or that otherwise relate to objectives, strategies, plans, intentions, beliefs or expectations or that have been constructed as statements as to future performance or events, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated at the time the forward-looking statements are made, including without limitation, risks and uncertainties associated with the following: general real estate, travel and national and international economic conditions, including the duration and severity of the current global economic downturn, the hospitality industry’s pace of recovery from the continuing war on terrorism and the situation in the Middle East; traveler fear of exposure to contagious disease; the continued ability of Starwood Hotels & Resorts (the “Trust”) to qualify for taxation as a REIT; Starwood’s ability to attract and retain personnel; identification, completion, terms and timing of future acquisitions and dispositions; the availability and terms of capital for acquisitions and for renovations;

execution of hotel renovation and expansion programs; the ability to maintain existing management, franchise or representation agreements and to obtain new agreements on favorable terms; competition within the lodging and leisure industry; the cyclicality of the real estate business and the hotel and leisure business; foreign exchange fluctuations and exchange control restrictions; political and financial conditions and uncertainties in countries in which Starwood owns or operates properties; the impact of Internet reservation channels; our reliance on technology; changes in current laws, rules or regulations of governmental or other regulatory bodies; and other risks and uncertainties set forth in the annual, quarterly and current reports and proxy statements of the Company filed with the SEC. Starwood undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

     Starwood makes no representation whatsoever about the opinion or statements of any analyst or other third party. Starwood does not monitor or control the content of third party opinions or statements and does not endorse or accept any responsibility for the content or the use of any such opinion or statement.

THE COMPANY

     Starwood Hotels & Resorts Worldwide, Inc. is one of the world’s largest hotel and leisure companies. The Company conducts its hotel and leisure business both directly and through its subsidiaries. The Company’s brand names include St. Regis®, The Luxury Collection®, Sheraton®, Westin®, W® and Four Points® by Sheraton. Through these brands, the Company is well represented in most major markets around the world. The Company’s operations are grouped into tow business segments: hotels and vacation ownership operations.

     The Company’s revenues and earnings are derived primarily from hotel operations, which include the operation of the Company’s owned hotels; management and other fees earned from hotels the Company manages pursuant to management contracts; and the receipt of franchise and other fees.

     The Company’s hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. The Company seeks to acquire interests in, or management or franchise rights with respect to properties in this segment. At December 31, 2002, the Company’s hotel portfolio included owned, leased, managed and franchised hotels totaling 748 hotels with approximately 227,000 rooms in 79 countries, and is comprised of 163 hotels the Company owns or leases or in which the Company has a majority equity interest (substantially all of which the Company also manages), 277 hotels managed by the Company on behalf of third-party owners (including entities in which the Company has a minority equity interest) and 308 hotels for which the Company receives franchise fees.

     The Company’s revenues and earnings are also derived from the development, ownership and operation of vacation ownership resorts, marketing and selling vacation ownership interests in the resorts and providing financing to customers who purchase such interests. At December 31, 2002, the Company had 18 vacation ownership resorts in the United States and the Bahamas.

     The Company’s principal executive offices are located at 1111 Westchester Avenue, White Plains, New York 10604, and its telephone number is (914) 640-8100.

RISK FACTORS

     Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “Form 10-K”). The information contained in the Form 10-K includes certain risk factors associated with owning Shares.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the Shares that may be sold pursuant to this reoffer prospectus.

SELLING STOCKHOLDERS

				Number of Shares to
				be Beneficially
			Shares Covered by	Owned if all Shares
	Position(s) with	Shares Beneficially	This Reoffer	Covered Hereby are
Selling Stockholder	the Company	Owned	Prospectus	Sold

Barry S. Sternlicht	Chairman and Chief Executive Officer	8,548,930 (1)	88,061 (3)	8,460,869
Robert F. Cotter	President and Chief Operating Officer	929,183 (2)	15,283 (4)	913,900
Employees of the Company (which may include the employees named above) who may receive Shares under the Plan	—	—	200,000	—
Total			303,344

(1)	Includes 8,164,837 Shares subject to presently exercisable options and options and restricted stock that will become exercisable or vest within 60 days of November 30, 2003.

(2)	Includes 835,574 Shares subject to presently exercisable options and options and restricted stock that will become exercisable or vest within 60 days of November 30, 2003.

(3)	Includes 24,512 Shares distributed pursuant to the Plan and 63,549 phantom stock units that have been credited to Mr. Sternlicht’s account pursuant to the Plan as of the date of this reoffer prospectus and that vest three years from the date of grant and distributed in Shares on a 1-for-1 basis (the “Units”).

(4)	Composed entirely of Units as of the date of this reoffer prospectus.

PLAN OF DISTRIBUTION

     The Shares covered by this reoffer prospectus are being registered by us for the account of the Selling Stockholders. These Shares may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions on the NYSE or on any stock exchange on which the Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or other negotiated prices. Any Shared covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

     The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of Shares by a Selling Stockholder any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this reoffer prospectus to any person who purchases any of the Shares from or through such broker or dealer.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold only through registered or licensed brokers or dealers.

     The Selling Stockholders have advised us that they presently have no arrangement or understanding pertaining to any distribution of any of the Shares covered hereby.

EXPERTS

     The consolidated financial statements and schedules of Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts (collectively, the “Company”) appearing in the Company’s Joint Annual Report on Form 10-K, as amended by the Company’s Joint Annual Report on Form 10-K/A, for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which, are on file with the SEC, are incorporated in this registration statement and made a part hereof:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2002 (the “2002 Annual Report”);

(2)	The Form 10-K/A (Amendment No. 1) to the 2002 Annual Report;

(3)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

(4)	Our Current Reports on Form 8-K dated January 30, 2003, April 29, 2003, May 6, 2003, May 9, 2003, June 12, 2003, July 7, 2003, July 24, 2003, October 30, 2003;

(5)	The descriptions of the Shares contained in the Registration Statements on Form 8-A filed with the SEC on October 3, 1986, January 4, 1999 and March 15, 1999, and all amendments or reports filed by us with the SEC for the purpose of updating such descriptions; and

(6)	The description of the Series A Junior Participating Preferred Stock and related rights contained in the Registration Statement on Form 8-A filed with the SEC on March 15, 1999, and all amendments or reports filed by us with the SEC for the purpose of updating such descriptions.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents (such documents, and the documents enumerated in paragraphs (1) through (6) above, being hereinafter referred to as the “Incorporated Documents”).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

The Corporation’s charter requires the Corporation to indemnify its directors and officers to the fullest extent required or permitted by law and to indemnify other employees and agents to such extent as may be authorized by the Board of Directors. The Declaration of Trust of the Trust obligates the Trust to indemnify its trustees, officers, employees and other agents to the fullest extent permitted by Maryland law for the indemnification of corporate directors, officers, agents or employees. The Maryland General Corporation Law (the “MGCL”) requires a corporation and permits a Maryland real estate investment trust (a “Maryland REIT”) (unless its charter or declaration provides otherwise, which the charter of the Corporation and the Declaration of Trust of the Trust do not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation or Maryland REIT to indemnify its present and former directors, trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director, trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director, trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director, trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation or a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the corporation or the

Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation or a Maryland REIT to advance reasonable expenses to a director, trustee or officer upon the receipt by the corporation or the Maryland REIT of (a) a written affirmation by the director, trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation or the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met.

Item 7. Exemption From Registration Claimed.

     The securities that are to be reoffered or resold pursuant to this registration statement are restricted because they were issued by the Company to certain Selling Stockholders prior to the effectiveness of this registration statement. Exemption from the registration requirements of the Securities Act for the issuance of such Shares is claimed under Section 4(2) of the Securities Act because, among other things, it involved an issuance to two individuals who, as executive officers of the Company, had access to all relevant material information regarding the Company.

Item 8. Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Rights Agreement dated as of March 15, 1999 (the “Rights Agreement”) between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to the Corporation’s and the Trust’s Joint Current Report on Form 8-K dated March 15, 1999)
4.2	First Amendment to Rights Agreement dated as of October 2, 2003, between the Corporation and Mellon Investor Services, LLC (incorporated by reference to Form 8-A/A, dated October 7, 2003)
5.1	Opinion of Venable, LLP.
23.1	Opinion of Counsel (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (contained in signature pages below)

Item 9. Undertakings.

Each of the undersigned registrants (the “Registrants”) hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Each Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 19th day of December, 2003.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
By:	/s/ Barry S. Sternlicht

Barry S. Sternlicht
Chairman and Chief Executive Officer

POWERS OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Kenneth S. Siegel and Ronald C. Brown, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Barry S. Sternlicht Barry S. Sternlicht	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2003

/s/ Ronald C. Brown Ronald C. Brown	Executive Vice President and Chief Financial officer (Principal Financial and Accounting Officer)	December 19, 2003

/s/ Charlene Barshefsky Charlene Barshefsky	Director	December 19, 2003

Jean-Marc Chapus	Director	December , 2003

/s/ Bruce W. Duncan Bruce W. Duncan	Director	December 19, 2003

/s/ Eric Hippeau Eric Hippeau	Director	December 19, 2003

/s/ George J. Mitchell George J. Mitchell	Director	December 19, 2003

/s/ Stephen R. Quazzo Stephen R. Quazzo	Director	December 19, 2003

/s/ Thomas O. Ryder Thomas O. Ryder	Director	December 19, 2003

Daniel W. Yih	Director	December , 2003

/s/ Kneeland C. Youngblood Kneeland C. Youngblood	Director	December 19, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 19th day of December, 2003.

STARWOOD HOTELS & RESORTS
By:	/s/ Barry S. Sternlicht

Barry S. Sternlicht Chairman and Chief Executive Officer

POWERS OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Kenneth S. Siegel and Ronald C. Brown, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Barry S. Sternlicht Barry S. Sternlicht	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2003

/s/ Ronald C. Brown Ronald C. Brown	Executive Vice President and Chief Financial officer (Principal Financial and Accounting Officer)	December 19, 2003

/s/ Charlene Barshefsky Charlene Barshefsky	Director	December 19, 2003

Jean-Marc Chapus	Director	December , 2003

/s/ Bruce W. Duncan Bruce W. Duncan	Director	December 19, 2003

/s/ Eric Hippeau Eric Hippeau	Director	December 19, 2003

/s/ George J. Mitchell George J. Mitchell	Director	December 19, 2003

/s/ Stephen R. Quazzo Stephen R. Quazzo	Director	December 19, 2003

/s/ Thomas O. Ryder Thomas O. Ryder	Director	December 19, 2003

Daniel W. Yih	Director	December , 2003

/s/ Kneeland C. Youngblood Kneeland C. Youngblood	Director	December 19, 2003

Exhibit No.	Description of Exhibit

4.1	Rights Agreement dated as of March 15, 1999 (the “Rights Agreement”) between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to the Corporation’s and the Trust’s Joint Current Report on Form 8-K dated March 15, 1999)
4.2	First Amendment to Rights Agreement dated as of October 2, 2003, between the Corporation and Mellon Investor Services, LLC (incorporated by reference to Form 8-A/A, dated October 7, 2003)
5.1	Opinion of Venable, LLP.
23.1	Opinion of Counsel (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (contained in signature pages below)